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                                STATE OF FLORIDA

                               Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of MAGICWORKS FASHION MANAGEMENT, INC., a corporation organized under the laws of the State of Florida, filed on June 10, 1998, as shown by the records of this office.

The document number of this corporation is P98000052303.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Fifteenth day of October, 1998

 /s/ S.B.M.
Sandra B. Mortham
Secretary of State


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                            ARTICLES OF INCORPORATION

                                       OF

                       MAGICWORKS FASHION MANAGEMENT, INC.


                                    ARTICLE I

         The name of the corporation is MAGICWORKS FASHION MANAGEMENT, INC. (the "Corporation").

                                   ARTICLE II

         The address of the principal office and the mailing address of the Corporation is 930 Washington Avenue, 5th Floor, Miami Beach. Florida 33139.

                                   ARTICLE III

         The capital stock authorized, the par value thereof. and the characteristics of such stock shall be as follows:

         Number of Shares Authorized: 1,000; Par Value Per Share: $0.01; Class of Stock: Common

                                   ARTICLE IV

         The Corporation shall hold a special meeting of shareholders only:

         (1) On call of the Board of Directors or persons authorized to do so by the Corporation's Bylaws; or

         (2) If the holders of not less than 50 percent of the shares entitled to vote on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                    ARTICLE V

         The street address of the Corporation's initial registered office is 1201 Hays Street City of Tallahassee, County of Leon, State of Florida 32301, and the name of its initial registered agent at such of the is Corporation Service Company.

                                   ARTICLE VI

         The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be filed from time to time in the manner provided in the Corporation's Bylaws. The




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number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the members of the initial Board of Directors who will serve as the Corporation's directors until successors are duly elected and qualified are:

Brad L. Krassner
930 Washington Avenue, 5th Floor
Miami Beach, Florida 33139

Lee D. Marshall
930 Washington Avenue, 5th Floor
Miami Beach, Florida 33139

Robert G. Kreusler
930 Washington Avenue, 5th Floor
Miami Beach, Florida 33139

                                  ARTICLE VII

         The name of the Incorporator is Gail Shelby and the address of the Incorporator is 1201 Hays Street, Tallahassee, Florida 32301.

                                  ARTICLE VIII

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the to the fullest extent not prohibited by law in existence either now or hereafter.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 10th day of June, 1998.


/s/ G.S.
-------------------------
Gail Shelby, Incorporator

                 ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

         The undersigned, having been named the Registered Agent of MAGICWORKS FASHION MANAGEMENT, INC. accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes ss.607.0505.

Corporation Service Company


/s/ G.S.
-------------------------
Gail Shelby, Incorporator

Dated: June 10, 1998



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